Exhibit h.4.h

JOINDER AGREEMENT AND AMENDMENT

TO

SUB-ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

This Joinder Agreement and Amendment dated February 24, 2014, is effective as of January 1, 2014 by and among Virtus Fund Services, LLC (as assigned by VP Distributors, LLC; formerly, VP Distributors, Inc.) (“Company”), the trusts known as Virtus Mutual Funds listed on Exhibit A, Virtus Variable Insurance Trust, Virtus Alternative Solutions Trust and VATS Offshore Fund, Ltd. (each, a “Fund” and together, the “Funds”) and BNY Mellon Investment Servicing (US) Inc. (f/k/a PNC Global Investment Servicing (U.S.) Inc.) (“BNY Mellon”).

BACKGROUND:

A.	Company, Virtus Mutual Funds and BNY Mellon are parties to a Sub-Administration and Accounting Services Agreement dated as of January 1, 2010, as amended (the “Agreement”), relating to BNY Mellon’s provision of certain sub-administration and accounting services to the Funds’ investment portfolios listed on Exhibit B to the Agreement (each, a “Portfolio”).

B.	Company, each Fund and BNY Mellon desire that each Fund be a party to the Agreement and receive the sub-administration and accounting services set forth in the Agreement.

C.	Further, the parties desire to amend the Agreement as set forth herein.

D.	All references in the Agreement to “VP Distributors” are hereby replaced with “Company”.

E.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.	By executing this Agreement, Company, each Fund and BNY Mellon agree to become a party to, and be bound by, and to comply with the terms of the Agreement in the same manner as if each of the undersigned were an original signatory to the Agreement. For the avoidance of doubt, each investment company listed at Exhibit A shall be considered to have a separate agreement with Company and BNY Mellon and hereby appoints BNY Mellon to provide administration and accounting services in accordance with the terms set forth in the Agreement. BNY Mellon accepts such appointment and agrees to furnish such services.

2.	The first and second sentence in Section 15 of the Agreement are hereby deleted and replaced with the following:

“This Agreement shall be effective on the date first above written and shall continue through April 15, 2014 (the “Initial Term”). Thereafter, this Agreement shall continue automatically for a single successive term of three (3) years followed by successive terms of one (1) year; provided however, that this Agreement may be terminated on April 15, 2017 or any subsequent date by BNY Mellon upon 90 days’ prior written notice to the other parties, and by Company or the Funds upon 60 days’ prior written notice to BNY Mellon.”

3.	Section 21 of the Agreement is hereby amended and supplemented by adding the following sub-section:

“(j)         Applicability of Agreement to Non-Registered Investment Companies. Except as noted in the next sentence, the terms and provisions of this Agreement shall be construed to apply to any investment fund or investment vehicle which is not organized as a registered investment company (“non-RIC”) and which is added as a party to the Agreement as an additional Fund or Portfolio and its Shares. If a term or provision is inapplicable to a non-RIC or its Shares because it (i) applies to a regulatory provision not applicable to non-RICs (e.g., the 1940 Act), (ii) applies to a structural feature either not present in a non-RIC or not applicable to a non-RIC’s shares or (iii) is unambiguously not applicable to a non-RIC based on its context, then such term or provision shall not apply to such non-RIC or its Shares. Subject to this sub-section (j), the term “Fund” or “Portfolio” as used throughout this Agreement shall be construed to include any non-RIC, as applicable.”

4.	Exhibit A to the Agreement shall be amended and restated as attached hereto.

5.	Exhibit B to the Agreement shall be amended and restated as attached hereto.

6.	Miscellaneous.

(a)	As amended and supplemented hereby, the Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized representatives designated below as of the day and year first above written.

BNY MELLON INVESTMENT SERVICING (US) INC.

By:	/s/ William Greilich
Name:	William Greilich
Title:	Managing Director

VIRTUS FUND SERVICES, LLC

By:	/s/ Heidi Griswold
Name:	Heidi Griswold
Title:	Vice President, Mutual Fund Services

VIRTUS MUTUAL FUNDS:
VIRTUS EQUITY TRUST
VIRTUS INSIGHT TRUST
VIRTUS OPPORTUNITIES TRUST

By:	/s/ W. Patrick Bradley
Name:	W. Patrick Bradley
Title:	Senior Vice President, Chief Financial Officer and Treasurer

VIRTUS VARIABLE INSURANCE TRUST

By:	/s/ W. Patrick Bradley
Name:	W. Patrick Bradley
Title:	Senior Vice President, Chief Financial Officer and Treasurer

VIRTUS ALTERNATIVE SOLUTIONS TRUST

By:	/s/ W. Patrick Bradley
Name:	W. Patrick Bradley
Title:	Senior Vice President, Chief Financial Officer and Treasurer

VATS OFFSHORE FUND, LTD.

By:	/s/ W. Patrick Bradley
Name:	W. Patrick Bradley
Title:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT A

THIS EXHIBIT A, dated February 24, 2014 and effective as of January 1, 2014, is Exhibit A to that certain Sub-Administration and Accounting Services Agreement dated as of January 1, 2010, as amended, by and among Virtus Fund Services, LLC, the investment companies as listed below and BNY Mellon Investment Servicing (US) Inc.

FUNDS

VIRTUS MUTUAL FUNDS

Virtus Equity Trust

Virtus Insight Trust

Virtus Opportunities Trust

Virtus Variable Insurance Trust

Virtus Alternative Solutions Trust (effective as of March 17, 2014)

VATS Offshore Fund, Ltd. (effective as of March 17, 2014)

EXHIBIT B

THIS EXHIBIT B, dated February 24, 2014 and effective as of January 1, 2014, is Exhibit B to that certain Sub-Administration and Accounting Services Agreement dated as of January 1, 2010, as amended, by and among Virtus Services, LLC, each of the investment companies and the Portfolios listed below and BNY Mellon Investment Servicing (US) Inc.

PORTFOLIOS

GROUP A

Virtus Equity Trust

Virtus Balanced Fund*

Virtus Growth & Income Fund*

Virtus Mid-Cap Core Fund*

Virtus Mid-Cap Growth Fund*

Virtus Mid-Cap Value Fund*

Virtus Quality Large-Cap Value Fund*

Virtus Quality Small-Cap Fund*

Virtus Small-Cap Core Fund*

Virtus Small-Cap Sustainable Growth Fund*

Virtus Strategic Growth Fund*

Virtus Tactical Allocation Fund*

Virtus Insight Trust

Virtus Emerging Markets Opportunities Fund*

Virtus Insight Government Money Market Fund*

Virtus Insight Money Market Fund*

Virtus Insight Tax-Exempt Money Market Fund*

Virtus Low Duration Income Fund*

Virtus Tax-Exempt Bond Fund*

Virtus Opportunities Trust

Virtus Bond Fund*

Virtus CA Tax-Exempt Bond Fund*

Virtus Disciplined Equity Style Fund*

Virtus Disciplined Select Bond Fund*

Virtus Disciplined Select Country Fund*

Virtus Emerging Markets Debt Fund*

Virtus Emerging Markets Equity Income Fund*

Virtus Emerging Markets Small-Cap Fund*

Virtus Foreign Opportunities Fund*

Virtus Global Commodities Stock Fund*

Virtus Global Dividend Fund*

Virtus Global Opportunities Fund*

Virtus Global Real Estate Securities Fund*

Virtus International Equity Fund*

Virtus Greater Asia ex Japan Opportunities Fund*

Virtus Greater European Opportunities Fund*

Virtus Herzfeld Fund*

Virtus High Yield Fund*

Virtus International Real Estate Securities Fund*

Virtus International Small Cap Fund*

Virtus Low Volatility Equity Fund*

Virtus Multi-Sector Intermediate Bond Fund*

Virtus Multi-Sector Short Term Bond Fund*

Virtus Real Estate Securities Fund*

Virtus Senior Floating Rate Fund*

Virtus Wealth Masters Fund*

FUNDS OF FUNDS

Virtus Alternatives Diversifier Fund*

Virtus AlphaSector® Rotation Fund*

Virtus Dynamic AlphaSector Fund*

Virtus Premium AlphaSector® Fund*

Virtus Allocator Premium AlphaSector Fund*

Virtus Global Premium AlphaSector Fund*

GROUP B

VIRTUS VARIABLE INSURANCE TRUST

Virtus International Series*

Virtus Capital Growth Series*

Virtus Small-Cap Growth Series*

Virtus Small-Cap Value Series*

Virtus Multi-Sector Fixed Income Series*

Virtus Growth & Income Series*

Virtus Strategic Allocation Series*

Virtus Real Estate Securities Series*

Virtus Premium AlphaSector Series*

GROUP C

VIRTUS ALTERNATIVE SOLUTIONS TRUST

(effective as of March 17, 2014)

Virtus Alternative Income Solution Fund

Virtus Alternative Total Solution Fund

VATS Offshore Fund, LTD. 1

(effective as of March 17, 2014)

Virtus Alternative Real Assets Solution Fund

*For only those Portfolios denoted with an asterisk, BNY Mellon will perform the regulatory administration services described in Section 14(b) of the Agreement through April 15, 2014. Thereafter, BNY Mellon will cease performing regulatory administration services under this Agreement.

1 Fees will be included with those fees charged to the Portfolio that holds the Cayman subsidiary.